AMENDMENT NO. 15 TO MANAGEMENT AGREEMENT


     This Amendment No. 15 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005 and December 1, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met
Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 19th day of December, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

1.   Schedule  A of  the  Agreement  hereby  is  amended  to add  the  following
     Portfolio:



                       Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Lazard  Mid Cap Portfolio                                    0.70% of the first
                                                             $500 million of such assets plus
                                                             0.675% of such assets over $500
                                                             million up to $1 billion plus 0.60 %
                                                             of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------


2.   Schedule A of the  Agreement  hereby is  amended  to remove  the  following
     Portfolio:

                     Portfolio                                     Percentage of average daily net assets

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/AIM Mid Cap Core Equity Portfolio                        0.75% of first $150 million of such assets plus 0.70%
                                                             of such assets over $150 million up to $500 million
                                                             plus 0.675% of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------


3. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 19th day of December, 2005.

                                            MET INVESTORS SERIES TRUST


                                            By:______________________
                                                 Name:  Elizabeth M. Forget
                                                 Title: President



                                            MET INVESTORS ADVISORY LLC


                                            By:_______________________
                                                 Name:  Elizabeth M. Forget
                                                 Title: President